Exhibit 10.18(b)

PLEDGE AGREEMENT

                  PLEDGE AGREEMENT, dated as of December 16, 2002, made by Greater Bay Bancorp, a California corporation (the “Pledgor”), to Wells Fargo Bank, National Association, as Agent (the “Agent”) for the lenders party to the Credit Agreement (as defined below) (the “Lenders”).

PRELIMINARY STATEMENTS:

                  (1)         The Pledgor is the owner of the shares (the “Pledged Shares”) of stock described in Schedule I hereto and issued by the corporations named therein.

                  (2)         The Agent and the Lenders have entered into a Credit Agreement, dated as of even date (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined), with the Pledgor. It is a condition precedent to the effectiveness of the Credit Agreement that the Pledgor shall have made the pledge contemplated by this Agreement.

                  NOW THEREFORE, in consideration of the premises and in order to induce the Lenders to make the Advances under the Credit Agreement, the Pledgor hereby agrees as follows:

                  SECTION 1.   Pledge. The Pledgor hereby pledges to the Agent, and grants to the Agent a security interest in, the following (the “Pledged Collateral”):

(i) the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

(ii) all additional shares of stock of the issuer of the Pledged Shares from time to time acquired by the Pledgor in any manner, and the certificates representing such additional shares, and all dividends, cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

                  SECTION 2.   Security for Obligations. This Agreement secures the payment of all obligations of the Pledgor now or hereafter existing under the Credit Agreement and the Notes, whether for principal, interest, expenses or otherwise, and all obligations of the Pledgor now or hereafter existing under this Agreement (all such obligations of the Pledgor being the “Obligations”).

                  SECTION 3.   Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent. The Agent shall have the right, at any time in its discretion and with notice to the Pledgor, to transfer to or to register in the name of the Agent or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 6(a). In addition, the Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

                  SECTION 4.   Representations and Warranties. The Pledgor represents and warrants as follows:

(a) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

(b) The Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Pledged Collateral is on file in any recording office, except such as may have been filed in favor of the Agent relating to this Agreement.

(c) The pledge of the Pledged Shares pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Obligations.

(d) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body or other third party is required either (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor or (ii) for the perfection or maintenance of the pledge, assignment or security interest created hereby (including the first priority nature of such pledge, assignment or security interest) or (iii) for the exercise by the Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally and as may be imposed by applicable state and federal banking regulations).

(e) The Pledged Shares constitute 100 percent of the issued and outstanding shares of the Common Stock of the issuer thereof.

                  SECTION 5.   Further Assurances. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

                  SECTION 6.   Voting Rights; Dividends; Etc. (a)  So long as no Event of Default or event which, with the giving of notice or the lapse of time, or both, would become an Event of Default shall have occurred and be continuing:

(i) The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, however, that the Pledgor shall not exercise or refrain from exercising any such right if, in the Agent’s reasonable judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof.

(ii) The Pledgor shall be entitled to receive and retain any and all dividends and interest paid in respect of the Pledged Collateral, provided, however, that any and all

(A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

(B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

(C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral,

shall be, and shall be forthwith delivered, less the taxes, if any, estimated by the Pledgor to be payable by the Pledgor in respect of such distribution (in the event that any amount of any such distribution shall be withheld by the Pledgor in respect of taxes, the Pledgor shall deliver forthwith to the Agent a certificate of an officer of the Pledgor as to the “circumstances giving rise to such taxes and their computation), to the Agent to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Agent as Pledged Collateral in the same form as so received (with any necessary indorsement).

(iii) The Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

                  (b)         Upon the occurrence and during the continuance of an Event of Default or an event which, with the giving of notice or the lapse of time, or both, would become an Event of Default:

(i) All rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) and to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) shall cease, and all such rights shall thereupon become vested in the Agent who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments, subject to compliance with applicable state and federal banking regulations.

(ii) All dividends and interest payments which are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 6(b) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Agent as Pledged Collateral in the same form as so received (with any necessary indorsement).

                  SECTION 7.   Transfers and Other Liens; Additional Shares. (a)  The Pledgor agrees that it will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement.

                  (b)         The Pledgor agrees that it will (i) cause the issuer of the Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to the Pledgor and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of the issuer of the Pledged Shares.

                  SECTION 8.   Agent Appointed Attorney-in-Fact. The Pledgor hereby appoints the Agent the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time when an Event of Default exists in the Agent’s discretion to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

                  SECTION 9.   Agent May Perform. If the Pledgor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Pledgor under Section 13.

                  SECTION 10.   Reasonable Care. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that the Agent shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

                  SECTION 11.   Remedies upon Default. If any Event of Default shall have occurred and be continuing:

(a) Subject to applicable state and federal banking regulations, the Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the “Code”) in effect in the State of California at that time, and the Agent may, also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Any cash held by the Agent as Pledged Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 12) in whole or in part by the Agent against, all or any part of the Obligations in such order as the Agent shall elect. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

                  SECTION 12.   Expenses. The Pledgor will upon demand pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Agent hereunder, (iv) the failure by the Pledgor to perform or observe any of the provisions hereof or (v) the registration of all or a portion of the Pledged Collateral under the provisions of the Securities Act of 1933 or the qualification of the Pledged Collateral under the state securities or “Blue Sky” laws.

                  SECTION 13.   Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 14.   Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and, if to the Pledgor, mailed or telecopied or delivered to it, addressed to it with a copy to Manatt, Phelps & Phillips, LLP, 11355 W. Olympic Blvd., Los Angeles, CA 90064, Attention: William Quicksilver; if to the Agent, mailed or telecopied or delivered to it, addressed to it at the address of the Agent specified in the Credit Agreement, or as to either party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed or telecopied, respectively, be effective when deposited in the mails or delivered to the recipient, respectively, addressed as aforesaid.

                  SECTION 15.   Continuing Security Interest; Transfer of Notes. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment in full (after the Termination Date) of the Obligations, (ii) be binding upon the Pledgor, and its successors and assigns, and (iii) inure to the benefit of the Agent, the Lenders and each of their successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii) a Lender may assign or otherwise transfer a Note to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise. Upon the payment in full (after the Termination Date) of the Obligations, the Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

                  SECTION 16.   Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of California. Unless otherwise defined herein or in the Credit Agreement, terms defined in Division 9 of the Code in the State of California are used herein as therein defined.

                  IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered by its representative thereunto duly authorized as of the date first above written.

GREATER BAY BANCORP
By:	/s/ STEVEN C. SMITH

Title:	EVP, CAO & CFO

Schedule 1

Description of Pledged Shares

Issuer	Certificate No.	Date of Issuance	No. of Shares	State of Incorporation